Third Amendment to
Financial Services and Business Development Consulting Agreement

This Third Amendment to Financial Services and Business Development Consulting Agreement ("Third Amendment") is entered into as of December 27, 2010, to be effective as of January 1, 2011 (the "Effective Date"), by and among Dionysos Investments (1999) Ltd., an Israeli company ("Dionysos"), and Xfone, Inc., a Nevada corporation ("Client").

WHEREAS, Dionysos and the Client entered into that certain Financial Services and Business Development Consulting Agreement dated November 18, 2004 (the "Consulting Agreement"); and

 WHEREAS, on February 8, 2007, pursuant to the recommendations of the Audit Committee of the Client (the "Audit Committee") and the resolutions of its Board of Directors (the "Board"), Dionysos and the Client (the "Parties") entered into a First Amendment to the Consulting Agreement which amended Section 2 of the Consulting Agreement ("Section 2"); and

WHEREAS, on January 15, 2009, pursuant to the recommendations of the Audit Committee and the resolutions of the Board, the Parties entered into a Second Amendment to the Consulting Agreement (the "Second Amendment") which amended Section 2; and

WHEREAS, the Parties desire to amend Section 2, pursuant to the recommendations of the Audit Committee, dated December 15, 2010, and the resolutions of the Board dated December 19, 2010.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties do hereby agree as follows (capitalized terms used herein have the same meaning as defined in the Consulting Agreement, unless otherwise specified herein).

1.           Amendment.  Section 2 is hereby amended in its entirety to read as follows:

"Compensation. (i) The parties agree that Dionysos will be compensated by Client for the Services provided to the Client in the amount of Twelve Thousand Seven Hundred US Dollars ($12,700) per month, beginning on January 1, 2011; (ii) In addition, Client will pay Dionysos a success fee for any future investments in the Client made by Israeli investors during fiscal years 2011 and/or 2012, provided such investments were a direct or indirect result of the Services provided to the Client. The success fee will be equal to 0.5% (half percent) of the gross proceeds of such investments; (iii) In addition, Client will reimburse Dionysos, based on the approval of the Audit Committee of the Client, for expenses incurred on behalf of the Client, which expenses will include travel, hotel, meals, courier, report reproduction and other administrative costs when and where needed. Compensation for any additional services provided by Dionysos for the Client shall be as agreed by the parties.
             The parties agree that the abovementioned compensation will only apply to fiscal years 2011 and 2012, and then be reviewed and/or reconsidered and/or approved by the Audit Committee and Board of Directors of the Client in or about December 2012."

2.           Superseding Effect.  As of the Effective Date, this Third Amendment shall supersede and replace the Second Amendment.

3.           Ratification.  The Consulting Agreement as amended hereby is ratified and affirmed, and except as expressly amended hereby, all other terms and provisions of the Consulting Agreement remain unchanged and continue in full force and effect. Without prejudice to the generality of the above, and subject to the future review and/or reconsideration and/or approval required by the final paragraph of Section 2, it is hereby declared that the Audit Committee and the Board approved the automatic renewal of the Term of the Consulting Agreement for an additional two-year period, ending on December 31, 2012.

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4.           Execution.  This Third Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to accept facsimile signatures as an original signature.

Executed as of the day and year first above written.

Dionysos Investments (1999) Ltd.	Xfone, Inc.

By: /s/ Haim Nissenson	By: /s/ Itzhak Almog
Name: Haim Nissenson	Name: Itzhak Almog
Title: Managing Director	Title: Chairman of the Board

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